SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: August 16, 2007


                       MEDINA INTERNATIONAL HOLDINGS, INC.
                        --------------------------------
              (Exact name of registrant as specified in its charter)

 Commission File Number                                      000-27211



 COLORADO                     000-27211                84-1469319
- - ----------------           -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation)                                          pre-merger)



              10088 6th Street, Suite G, Rancho Cucamonga, CA 91730
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 741-5785




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement

Medina International Holdings, Inc. (the "Company") has amended the License Agreements with Mr. Albert Mardikian for the 12' and 15' Fire/Rescue Jet and Fire Pump. The license agreements provide the design and patent used by the Company in the manufacturing of its various fire/rescue jets. Agreement also provides for exclusive rights on 12' and 15' boat design and Non exclusive rights on Fire Pump technology. The Company intends to offer the design for 15 feet fire rescue boats based on the technology as part of its fire/rescue boat sales efforts.


The amended license agreement provides for payment of a royalty that is 2% of sales resulting from use of the design and patent, to be determined on a quarterly basis. The amended license agreement provides for a minimum royalty payment of $500 per Quarter. The amended license agreement has a term of 10 years, starting August 1, 2007 and expiring on July 31, 2017.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    Exhibit 10.1 License Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2007             MEDINA INTERNATIONAL HOLDINGS, INC.



                                    By: /s/ Madhava Rao Mankal
                                        ----------------------------------------
                                         Madhava Rao Mankal, CFO